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                                                                EXHIBIT 3.i(m)

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         GREAT SALT LAKE MINERALS AND
                            CHEMICALS CORPORATION


                       Under Section 245 of the General
                   Corporation Law of the State of Delaware


         GREAT SALT LAKE MINERALS AND CHEMICALS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST:   That the original Certificate of Incorporation of the
Corporation was filed with the Secretary of State, Dover, Delaware, on the 7th day of February, 1967 and that the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 3rd day of March, 1989.

         SECOND: That the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 141(f), 228(a), 242 and 245 of the General Corporation Law of the State of Delaware.

         THIRD:   That the text of the Certificate of Incorporation of the
Corporation is hereby restated by this Certificate, to read in full, as follows:

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                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                     -of-
                         GREAT SALT LAKE MINERALS AND
                            CHEMICALS CORPORATION


                                   -oo0oo-


         FIRST:   The name of the Corporation is Great Salt Lake Minerals and
Chemicals Corporation (hereinafter sometimes called the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:   The nature of the business or purposes to be conducted or
promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 30,000 shares, consisting of:

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                                      -2-

         1. 20,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and

         2. 10,000 shares of Common Stock, par value $.01 per share ("Common Stock").


                          PREFERRED STOCK

Part 1.  DIVIDENDS

         1A. GENERAL OBLIGATION. When, as and if declared by the Board of Directors of the Corporation, and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation will pay preferential cumulative dividends out of funds legally available for the payment of dividends to the holders of Preferred Stock at the times and in the amounts provided for in this Part 1. Except as otherwise provided herein, cumulative dividends on Preferred Stock will accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 14% of the Stated Value per year (subject to adjustment as provided in Part 5), from and including the date of issuance of such Preferred Stock to but excluding the date on which the Redemption Price of such Preferred Stock is paid. Such dividends will accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

         1B. PAYMENT OF DIVIDENDS. Dividends accrued on the Preferred Stock shall be payable on March 31, June 30, September 30 and December 31 in each year (each such date being herein referred to as a "Dividend Reference Date"), commencing on June 30, 1990. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared; PROVIDED, HOWEVER, that such date shall not be more than ten days prior to the respective Dividend Reference Date. To the extent not paid on any Dividend Reference Date, all dividends which have accrued

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                                      -3-


on each share of Preferred Stock then outstanding during the period from and including the immediately preceding Dividend Reference Date (or from the date of original issue of the Preferred Stock in the case of the initial Dividend Reference Date) to such Dividend Reference Date will be added to the Stated Value of such share of Preferred Stock and will remain a part thereof until such dividends are paid. Any dividends payable with respect to the Preferred Stock during the first three years after the date of issuance may be paid (subject to restrictions under applicable state law), in the sole discretion of the Board of Directors, in case or by issuing additional fully paid and nonassessable shares of Preferred Stock, having an aggregate Stated Value equal to the amount of such dividend, and the issuance of such additional shares shall constitute full payment of such dividend. Dividends payable with respect to the Preferred Stock after the first three years after the date of issuance are payable only in cash. All shares of Preferred Stock which may be issued as a dividend with respect to the Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges.

     1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Preferred Stock, such payment will be distributed among the holders of Preferred Stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of Preferred Stock.

     1D. PRIORITY. So long as any Preferred Stock remains outstanding, neither the Corporation nor any of its subsidiaries will redeem, purchase or otherwise acquire any Junior Securities, nor will the Corporation declare or pay any dividend or make any distribution upon Junior Securities in excess of $50,000 per year if immediately after such redemption, purchase, acquisition, dividend or distribution any Event of Noncompliance of the type described in paragraphs (1) or (2) of Subpart 5A would exist with respect to the Preferred Stock, or if the Corporation shall have failed to pay the full amount of dividends accrued on the Preferred Stock as of the most recent Dividend Reference Date.

     1E. LIMITATION ON DIVIDEND RESTRICTIONS. The Corporation shall not, and shall not permit any subsidiaries to, agree to any provision in any agreement (other than those in the Credit Agreement on the date hereof or in connection with any refinancing or refunding

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thereof which is no more restrictive than the restrictions contained in the
Credit Agreement on the date hereof), which would impose any restrictions on the Corporation's right to declare and pay dividends on or make any mandatory redemption of Preferred Stock.

Part 2.  LIQUIDATION.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Junior Securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value of all Preferred Stock outstanding to the date fixed for liquidation, dissolution or winding up. The holders of Preferred Stock will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Part 2 unless such consolidation, merger, sale or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

Part 3.  REDEMPTIONS.

     3A. REDEMPTION AT THE OPTION OF THE CORPORATION. Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under the Credit Agreement) and applicable


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                                      -5-


state law, the Corporation may redeem at its option, at any time, all or any portion of the Preferred Stock then outstanding at a price per share of Preferred Stock equal to the Redemption Price.

     3B. MANDATORY REDEMPTION. At the earlier of (i) March 30, 2000, (ii) the merger of the Corporation with or into another corporation whereby the Corporation is not the corporation surviving the merger other than a merger with a subsidiary of North American Salt Company, (iii) the sale of all or substantially all of the assets of the Corporation or (iv) the date on which the preferred stock of North American Salt Company is redeemed or required to be redeemed pursuant to the terms of the Certificate of Incorporation of North America Salt Company, the Corporation will redeem all of the shares of Preferred Stock then outstanding at a price per share of Preferred Stock equal to the Redemption Price.

     3C. REDEMPTION PRICE. For each share of Preferred Stock which is to be redeemed pursuant to this Part 3, the Corporation will be obligated on (i) the date designated by the Corporation for redemption of Preferred Stock in connection with Subpart 3A or (ii) the date any of the events specified in the first sentence of Subpart 3B occur (each such date being herein referred to as a "Redemption Date" as further defined in Part 6) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such shares of Preferred Stock) an amount in cash equal to the Redemption Price. If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of the Preferred Stock to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     3D. NOTICE OF REDEMPTION. The Corporation will mail written notice of each redemption of Preferred Stock pursuant to Subpart 3A or 3B to each record holder thereof, not more than 60 nor less than 10 days prior to the date on which such redemption is to be made at such holder's address as the same appears on the stock register of the

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                                      -6-


Corporation; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption date; (ii) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of Preferred Stock held by such holder to be redeemed; (iii) the Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed pursuant to this Part 3, a new certificate representing the number of unredeemed shares of Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Preferred Stock.

         3E. DETERMINATION OF THE NUMBER OF SHARES OF EACH HOLDER'S PREFERRED STOCK TO BE REDEEMED. The number of shares of Preferred Stock to be redeemed from each holder thereof in partial redemptions by the Corporation under Subpart 3A will be the number of shares of Preferred Stock determined by multiplying the total number of shares of Preferred Stock desired to be redeemed times a fraction, the numerator of which will be the total number of shares of Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Preferred Stock then outstanding.

         3F. DIVIDENDS AFTER REDEMPTION DATE. No share of Preferred Stock is entitled to any dividends accruing after its Redemption Date. On such Redemption Date all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock will not be deemed to be outstanding.

         3G. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or a subsidiary will be canceled and will not be reissued, sold or transferred.

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                                      -7-

Part 4.  VOTING RIGHTS.

         The outstanding shares of Preferred Stock shall have no voting rights except as required by law and such additional voting rights as are set forth below.

         4A. No amendment, modification or waiver will be binding or effective with respect to any provision of the Preferred Stock Section of Article Fourth of this Restated Certificate of Incorporation unless approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock voting together as a separate class.

         4B. In addition to any other vote or consent of stockholders required herein, the By-laws of the Corporation or by law, the affirmative vote of all the holders of the outstanding shares of Preferred Stock, voting together as a separate class, shall be necessary to change the rate or time of payment of any dividends on, the time or amount of any redemption of, or the amount of any payments upon liquidation of the Corporation with respect to, the priorities afforded by the provisions of Subpart 1D for the benefit of, shares of Preferred Stock or to amend Part 3 or this Part 4.

         4C. The affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock voting together as a separate class shall be necessary to:

              (i) increase the number of authorized shares of Preferred Stock or authorize or issue any additional shares of any series of Preferred Stock or any shares of capital stock of the Corporation of any class, or any security or obligations convertible into any capital stock of the Corporation of any class, in each case ranking on a parity with or senior to the Preferred Stock as to distribution of assets in liquidation or in right of payment of dividends;

              (ii) permit the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or the consolidation or, except with a subsidiary of North American Salt Company, merger of the Corporation with or into any other corporation unless in any of the circumstances set forth above the Corporation shall have exercised its option to redeem all of the shares of Preferred Stock

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                                      -8-

     pursuant to Subpart 3A out of legally available funds; or

              (iii) change by amendment to the Corporation's Certificate of Incorporation or otherwise, the terms or provisions of the Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.

Part 5.  EVENTS OF NONCOMPLIANCE.

         5A. DEFINITION. An Event of Noncompliance ("Event of Noncompliance") will be deemed to have occurred with respect to Preferred Stock if:

         (1) the Corporation fails to pay on any Dividend Reference Date the full amount of dividends then accrued; or

         (2) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make.

         5B.  CONSEQUENCES OF EVENT OF NONCOMPLIANCE.

         (1) From and after the occurrence of an Event of Noncompliance specified in Subpart 5A(1) above, the rate at which dividends on the Preferred Stock provided for herein accrue will be increased to 14.25% per annum of the Stated Value thereof, and such dividend accrual rate will further increase by .25% from and after the ninetieth day following the occurrence of such Event of Noncompliance and will further increase by .25% from and after the end of each succeeding 90 day period thereafter as long as there is continuing in existence any such Event of Noncompliance, but not to a rate in excess of 17% per annum. From and after the occurrence of an Event of Noncompliance specified in Subpart 5A(2) above, the rate at which dividends on the Preferred Stock provided for herein accrue will be increased to 17% per annum of the Stated Value thereof so long as there is continuing in existence any such Event of Noncompliance. From and after such time as there is no such Event of Noncompliance continuing in existence, dividends on the Preferred Stock shall accrue at the rate provided for in Part 1 until the occurrence of another Event of Noncompliance, whereupon the rate at which dividends on the Preferred Stock will accrue will be increased in the manner and subject to the conditions set forth in this Subpart 5B.

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                                      -9-

        (2) If any Event of Noncompliance exists, each holder of Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Part 6.  DEFINITIONS.

        For purposes of Article Fourth of this Restated Certificate of Incorporation, the following terms shall have the following meanings:

        "CREDIT AGREEMENT" means the Credit Agreement dated as of March 3, 1989 among the Corporation, each of the banks that is a signatory thereto and The Chase Manhattan Bank (National Association) as agent, and the agreements entered into in connection therewith, as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

        "DIVIDEND REFERENCE DATE" shall have the meaning set forth in Subpart
1B.

        "EVENT OF NONCOMPLIANCE" shall have the meaning set forth in Part 5.

        "JUNIOR SECURITY" means any equity security of any kind which the Corporation or any subsidiary at any time issues or is authorized to issue other than the Preferred Stock.

        "LIQUIDATION VALUE" of any share of Preferred Stock as of any particular date will be equal to the sum of $1,000 plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) thereon.

        "PERSON" means an individual, a partnership, a corporation, a trust, an estate, a joint venture, an unincorporated organization or a government or any department or agency thereof.

        "REDEMPTION DATE" as to any share of Preferred Stock means the date specified in the notice of any redemption at the Corporation's option, or the applicable date specified herein in the case of a redemption pursuant to the provisions of Subpart 3B; PROVIDED that no such date will be a Redemption Date unless the Redemption Price is paid in full in cash on such date, and if not so paid in

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                                     -10-

full, the Redemption Date will be the date on which such Redemption Price is fully paid as permitted and required by Article Fourth of this Restated Certificate of Incorporation.

        "REDEMPTION DEFAULT" shall have the meaning set forth in Subpart 4D.

        "REDEMPTION PRICE" for any share of Preferred Stock as of any particular date will be an amount equal to the Liquidation Value of such share of Preferred Stock.

        "STATED VALUE" of any share of Preferred Stock as of any particular date will be equal to the sum of $1,000 plus an amount equal to all unpaid dividends required to be added thereto as provided in Subpart 1B.

Part 7.  NOTICES.

        All notices referred to herein, except as otherwise expressly provided, will be made by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed.

Part 8.  REGISTRATION OF TRANSFER.

        The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock of the Corporation. Upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered). Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or

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                                     -11-

other cost incurred by the Corporation in connection with such issuance; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

Part 9.  REPLACEMENT.

        Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institution, its own unsecured agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        FIFTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

        1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

        2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors; provided, however, that no director who shall have been elected by the holders of a separate class of stock shall be removed under the provisions of this subdivision except upon the affirmative vote of the holders of a majority of the class whose holders elected him, if such holders are then entitled to vote for the election of directors.

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                                      -12-

     3. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, upon the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General
Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 3 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

     4. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     5. The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

     SIXTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is,
(1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained

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                                      -13-

for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

     Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this section.

     The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this section, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.

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     IN WITNESS WHEREOF,  the Corporation has caused this Certificate to be signed by Anthony J. Petrocelli, its Vice President, and attested by Richard
J. Donahue, its Vice President and Secretary, this 29th day of March, 1990.


                                       GREAT SALT LAKE MINERALS
                                         & CHEMICALS CORPORATION

                                       By: /s/ Anthony J. Petrocelli
                                          -------------------------------------
                                          Name:  Anthony J. Petrocelli
                                          Title: Vice President


ATTEST:

By: /s/ Richard J. Donahue
   ------------------------------------
   Name:  Richard J. Donahue
   Title: Vice President and Secretary

STATE OF NEW YORK   )
                    :  SS:
COUNTY OF NEW YORK  )


         BE IT REMEMBERED that on this 29th day of March, 1990, personally came before me Barbara J. Ellis, a Notary Public in and for the County and State aforesaid, Anthony J. Petrocellie and Richard J. Donahue, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that it is the act and deed of each of them and that the facts stated herein are true.

         GIVEN under my hand and seal of office the day and year aforesaid.



                                            /s/ Barbara J. Ellis
                                            -----------------------------------
                                            NOTARY PUBLIC

                                                      Barbara J. Ellis
                                                 Notary [ILLEGIBLE] New York
                                                        [ILLEGIBLE]
                                                 Qualified in New York County
                                               Commission Expires April 17, 1991

                          CERTIFICATE OF AMENDMENT

                                    TO THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

              GREAT SALT LAKE MINERALS AND CHEMICALS CORPORATION


         GREAT SALT LAKE MINERALS AND CHEMICALS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article First of the Restated Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

         "FIRST: The name of the Corporation is Great Salt Lake Minerals Corporation (hereinafter sometimes called the "Corporation")."

         SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the outstanding stock of the Corporation has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Max J. Reynolds, its Vice President and Assistant Treasurer, and attested by Kenneth L. Warnick, its Vice President, Secretary and Treasurer, as of the 8th day of October, 1991.


                                            GREAT SALT LAKE MINERALS
                                            AND CHEMICALS CORPORATION


                                            By: /s/ Max J. Reynolds
                                                --------------------------
                                                Max J. Reynolds
                                                Vice President



ATTEST:


/s/ Kenneth L. Warnick
--------------------------
Kenneth L. Warnick,
Vice President, Secretary
and Treasurer

                          CERTIFICATE OF AMENDMENT
                                      TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                     GREAT SALT LAKE MINERALS CORPORATION




         The undersigned officers, Marschall I. Smith and Rose Marie Williams, Vice President and Assistant Secretary, and Secretary, respectively of Great Salt Lake Minerals Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), do hereby certify that:

1. Article FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

         "FIRST:  The name of the corporation is IMC Kalium Ogden Corp."

2. This Certificate of Amendment was duly adopted by unanimous consent of the directors and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 18th day of June, 1998.

[SEAL]

                                            GREAT SALT LAKE MINERALS
                                            CORPORATION


                                            By: /s/ Marschall I. Smith
                                                --------------------------
                                                Marschall I. Smith
                                                Vice President and
                                                Assistant Secretary


Attest:


/s/ Rose Marie Williams
--------------------------
Rose Marie Williams
Secretary